                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      MILTON FEDERAL FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -----------------------------------
     2)   Form, Schedule or Registration No.:

          -----------------------------------
     3)   Filing Party:

          -----------------------------------
     4)   Date Filed:

          -----------------------------------

                      MILTON FEDERAL FINANCIAL CORPORATION
                                 25 LOWRY DRIVE
                            WEST MILTON, OHIO 45383
                                 (937) 698-4168

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


      Notice is hereby given that the 1998 Annual Meeting of Shareholders of Milton Federal Financial Corporation ("MFFC") will be held at the offices of MFFC at 25 Lowry Drive, West Milton, Ohio 45383, on January 21, 1998, at 2:00 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:


      1. To reelect four directors of MFFC for terms expiring in 2000;

      2. To ratify the selection of Crowe, Chizek and Company as the auditors of MFFC for the current fiscal year; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


      Only shareholders of MFFC of record at the close of business on December 4, 1997, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                        By Order of the Board of Directors





December 12, 1997                       E. Lynn App, Secretary

                      MILTON FEDERAL FINANCIAL CORPORATION
                                 25 LOWRY DRIVE
                            WEST MILTON, OHIO 45383
                                 (937) 698-4168

                                PROXY STATEMENT

                                    PROXIES

      The enclosed Proxy is being solicited by the Board of Directors of Milton Federal Financial Corporation ("MFFC") for use at the 1998 Annual Meeting of Shareholders of MFFC to be held at the offices of MFFC at 25 Lowry Drive, West Milton, Ohio 45383, on January 21, 1998, at 2:00 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder executing a later dated proxy which is received by MFFC before the Proxy is exercised or by giving notice of revocation to MFFC in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

      FOR the reelection of Messrs. E. Lynn App, Robert E. Hine, Christopher S. Long and Cletus G. Minnich, Jr., as directors of MFFC for terms expiring in 2000; and

      FOR the ratification of the selection of Crowe, Chizek and Company ("Crowe Chizek") as the auditors of MFFC for the current fiscal year.

      Proxies may be solicited by the directors, officers and other employees of MFFC and Milton Federal Savings Bank ("Milton Federal") in person or by telephone, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by MFFC.

      Only shareholders of record as of the close of business on December 4, 1997 (the "Voting Record Date"), are eligible to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. MFFC's records disclose that, as of the Voting Record Date, there were 2,266,836 votes entitled to be cast at the Annual Meeting.

      This Proxy Statement is first being mailed to shareholders of MFFC on or about December 22, 1997.


                                 VOTE REQUIRED

ELECTION OF DIRECTORS

      Under Ohio law and MFFC's Code of Regulations (the "Regulations"), the four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the reelection of the four nominees. No shareholder may cumulate votes in the election of directors.

RATIFICATION OF SELECTION OF AUDITORS

      The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of MFFC for the current fiscal year. The effect of an abstention is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the ratification of the selection of Crowe Chizek as auditors.

             VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only persons known to MFFC to own beneficially more than five percent of the outstanding common shares of MFFC as of November 30, 1997:

                                Amount and Nature of              Percent of
Name and Address               Beneficial Ownership           Shares Outstanding
----------------              --------------------            ------------------
National City Bank                     121,249(1)                     5.35%
6 North Main Street
Dayton, Ohio 45412

-------------------------
(1) Consists of shares held by National City Bank as the Trustee for the Milton Federal Financial Corporation Employee Stock Ownership Plan (the "ESOP").

      The following table sets forth certain information with respect to the number of common shares of MFFC beneficially owned by each director of MFFC and by all directors and executive officers of MFFC as a group as of November 30, 1997:

                                             Amount and Nature
                                          of Beneficial Ownership
                                -------------------------------------------
                                Sole Voting and          Shared Voting and          Percent of
Name and Address(1)             Investment Power          Investment Power      Shares Outstanding
-------------------             ----------------          ----------------      ------------------

Glenn E. Aidt                           36,893(2)               10,000                   2.05
E. Lynn App                              9,518(3)                2,623                    .53
Kenneth J. Faze                          7,218(3)               88,247(4)                4.20
David R. Hayes                           7,218(3)               78,997(4)                3.79
Robert E. Hine                          15,494(3)               79,644(4)                4.19
Christopher S. Long                     17,218(3)               73,247(4)                3.98
Cletus G. Minnich, Jr.                   9,918(3)               10,080                    .88
All directors and executive officers
 of MFFC as a group (8 persons)        138,146(5)              123,197(6)               11.20

---------------------------

(1) Each of the persons listed in this table may be contacted at the address of MFFC.

(2) This number includes 20,630 shares that may be acquired upon the exercise of options awarded pursuant to the Milton Federal Financial Corporation 1995 Stock Option and Incentive Plan (the "Stock Option Plan") and 9,043 shares allocated to Mr. Aidt's ESOP account, with respect to which Mr. Aidt has voting control.

(3) This number includes 5,156 shares that may be acquired upon the exercise of options awarded pursuant to the Stock Option Plan.

(4) This number includes 73,247 shares held by the Milton Federal Savings Bank Recognition and Retention Plan and Trust (the "RRP"), with respect to which Messrs. Hine, Faze, Hayes and Long have shared voting power as Trustees of the RRP.

(5) This number includes 67,038 shares that may be acquired upon the exercise of options awarded pursuant to the Stock Option Plan and 14,114 shares allocated to the ESOP accounts of executive officers.

(6) The 73,247 shares held by the RRP Trust are reflected in each of four directors' amounts but counted only once in the total amount beneficially owned by all directors and executive officers of MFFC as a group.

                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

      The Regulations provide for a Board of Directors consisting of seven persons. Each of the directors of MFFC is also a director of Milton Federal.

      In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of MFFC by the later of the November 30 immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of MFFC owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

      The Board of Directors proposes the reelection of the following persons to terms which will expire in 2000:

                                                                                                 Director
                                                                            Director        of Milton Federal
Name                            Age(1)       Position(s) Held                Since (2)            Since
----                            ---          ----------------               ----------        ------------
E. Lynn App                      55          Director and Secretary           1994                  1986
Robert E. Hine                   68          Director and Vice Chairman       1994                  1973
Christopher S. Long              55          Director                         1994                  1989
Cletus G. Minnich, Jr.           73          Director and Chairman            1994                  1957

-----------------------------
(1)   As of November 30, 1997.

(2) Each director nominee became a director of MFFC in connection with the conversion of Milton Federal from mutual to stock form (the "Conversion") and the formation of MFFC as the holding company for Milton Federal.

      The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                           Director
                                                            Director   of Milton Federal
Name               Age(1)   Position(s) Held               Since (2)        Since            Term Expires
----               ---      ----------------------        ---------         -----            ------------
Glenn E. Aidt       57      Director, President and          1994           1989                 1999
                            Chief Executive Officer
Kenneth J. Faze     64      Director                         1994           1985                 1999
David R. Hayes      48      Director                         1994           1986                 1999

-----------------------------

(1)   As of November 30, 1997.

(2) Each director became a director of MFFC in connection with the Conversion.

        MR. APP has served as a director of Milton Federal since 1986 and is the principal shareholder and President of E Lynn App, Inc., Architects, in Englewood, Ohio.

        MR. HINE has served as the Vice Chairman of the Board of Directors of Milton Federal since 1993 and as a director since 1973 and has been a co-owner and the President of Hine's Hardware, Inc., in Union, Tipp City and Troy, Ohio, since 1954.

        MR. LONG, who has served as a director of Milton Federal since 1989, has been the President and co-owner of Long & Associates, Inc., an association management firm in West Milton, Ohio, since 1984.

        MR. MINNICH has served as the Chairman of the Board of Directors of Milton Federal since 1978. From 1958 to 1988, Mr. Minnich served as the President and a director of Milton Federal.

        MR. AIDT has served as the President, the Chief Executive Officer and a director of Milton Federal since November 1989. From 1979 to 1989, Mr. Aidt was employed by Gem Savings Association, last serving as Group Vice President.

        DR. FAZE has served as a director of Milton Federal since 1985. A practicing physician since 1961, Dr. Faze has been the Chief Executive Officer of Milton-Union Medical Center, Inc., in West Milton, Ohio, since 1984.

        DR. HAYES has served as a director of Milton Federal since 1986 and has been the President of West Milton Veterinary Clinic, Inc., West Milton, Ohio, since 1984.

MEETINGS OF DIRECTORS

        The Board of Directors of MFFC met 17 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1997. Each director attended at least 75% of the aggregate of such meetings and all meetings of committees of the Board of Directors of which such director was a member.

        Each director of MFFC is also a director of Milton Federal. The Board of Directors of Milton Federal met 17 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1997. Each director attended at least 75% of the aggregate of such meetings and all meetings of committees of the Board of Directors of which such director was a member.

COMMITTEES OF DIRECTORS

        The Board of Directors of MFFC has an Audit Committee, an ESOP Committee and a Stock Option Committee.

        The Audit Committee recommends audit firms to the full Board of Directors and reviews and approves the annual independent audit report. Such Committee also monitors management's responses to Office of Thrift Supervision ("OTS") examination reports. The members of the Audit Committee are Messrs. Faze, Hine and Minnich. The Audit Committee met four times during fiscal year 1997.

        The ESOP Committee administers the ESOP and presently consists of Messrs. Hine, Faze, Hayes and Long. The ESOP Committee met twice during the fiscal year ended September 30, 1997.

        The Stock Option Committee is responsible for administering the Stock Option Plan, including interpreting the Stock Option Plan and awarding options pursuant to its terms. Its members are Messrs. Hine, Faze, Long and Hayes. The Stock Option Committee met twice during the fiscal year ended September 30, 1997.

        The Board of Directors of MFFC does not have a nominating committee or a compensation committee. Nominees for election to the Board of Directors are selected by the entire Board of Directors.

        The Board of Directors of Milton Federal has several committees, including Compensation, RRP, Executive and Loan Committees.

        The Compensation Committee reviews the President's salary and recommends salary increases to the full Board of Directors for approval. The Compensation Committee also reviews the President's recommendations with respect to salary increases for the other executive officers and reports thereon to the Board of Directors, which makes the final salary determinations. Messrs. Faze, Hayes, Hine and Long are the members of the Compensation Committee. The Compensation Committee met four times during fiscal year 1997.

        The RRP Committee administers the RRP. Such Committee consists of Messrs. Hine, Faze, Hayes and Long. The RRP Committee met twice during fiscal year 1997.

        The Executive Committee is authorized to act, with certain limitations, on behalf of the Board of Directors between meetings of the Board of Directors. Messrs. Aidt, Hine and Minnich are the members of the Executive Committee. The Executive Committee met 10 times during fiscal year 1997.

        The Loan Committee reviews the recommendations of Milton Federal's loan officers and approves or disapproves loans of up to $400,000. Any loans of amounts exceeding $400,000 are referred to the full Board of Directors. The members of the Loan Committee are Messrs. Aidt, Hine and Minnich. The Loan Committee met 52 times during fiscal year 1997.



                               EXECUTIVE OFFICERS

        In addition to Mr. Aidt, the President of both MFFC and Milton Federal, and Mr. App, the Secretary of MFFC, the following persons are executive officers of MFFC and Milton Federal and hold the designated positions:

Name                          Age(1)        Position(s) Held
----                          ------        ----------------
Thomas P. Eyer                43            Treasurer and Chief Financial Officer of MFFC, Senior
                                            Vice President/Financial Operations, Treasurer
                                            and Chief Financial Officer of Milton Federal

Michael J. Hufford            44            Secretary, Senior Vice President/Lending
                                            Operations of Milton Federal

Debbie A. Jones               49            Senior Vice President/Banking Operations of
                                            Milton Federal
--------------------------

(1)   As of November 30, 1997.

      MR. EYER has served as Senior Vice President/Financial Operations, Chief Financial Officer and Treasurer of Milton Federal since January 1993. He served as Vice President, Chief Financial Officer and Treasurer of Milton Federal from 1992 until 1993. From 1991 to 1992, Mr. Eyer was Assistant Controller of First National Bank, Dayton, and from 1975 to 1991 was employed by Gem Savings Association, last serving as Controller.

        MR. HUFFORD has served as Senior Vice President/Lending Operations for Milton Federal since January 1993. He has worked for Milton Federal since 1974.

        MRS. JONES has served as Senior Vice President/Banking Operations for Milton Federal since January 1994 and has worked for Milton Federal since 1979.

        Mr. Hufford is the brother of Mr. Minnich's daughter-in-law.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid to Glenn E. Aidt, the President and Chief Executive Officer of both MFFC and Milton Federal, for the fiscal years ended September 30, 1997, 1996 and 1995. No other executive officer of MFFC earned salary and bonus in excess of $100,000 during such period.

                                                Summary Compensation Table
                                                --------------------------
                                   Annual Compensation                 Long Term Compensation
------------------------------------------------------------------------------------------------------------------------------
 Name And Principal                                                              Awards
      Position           Year      Salary ($)(1)    Bonus($)                                                    All Other
                                                               ------------------ -------------------------   Compensation
                                                               Restricted Stock    Securities Underlying
                                                                    Awards            Options/SARs(#)
------------------------------------------------------------------------------------------------------------------------------
Glenn E. Aidt            1997     $129,332 (2)     $22,187            --                     --                $41,434(7)
President, Chief         1996     $116,613 (3)     $19,810        $266,267(5)                --                $44,714(8)
Executive Officer        1995     $104,826 (4)     $18,270            --                 51,578(6)             $51,877(9)
------------------------------------------------------------------------------------------------------------------------------

--------------------------

(1) Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to Milton Federal of providing such benefits to Mr. Aidt was less than 10% of his cash compensation.

(2)   Includes salary of $120,323 and directors' fees of $9,009.

(3)   Includes salary of $108,373 and directors' fees of $8,240.

(4)   Includes salary of $96,973 and directors' fees of $7,853.

(5) Mr. Aidt was awarded 18,052 common shares of MFFC under the RRP on October 16, 1995. One-fifth of such awarded shares are earned on each of the first five anniversaries of the date the shares were awarded. The figure represents the dollar value of such awarded shares based on the $14.75 closing sale price per share reported by The Nasdaq Stock Market for the shares on October 16, 1995. The aggregate fair market value of the 18,052 shares at September 30, 1996, was $243,702 based upon the $13.50 per share closing sale price reported by The Nasdaq Stock Market. Dividends are paid on all awarded shares at the same rate as they are paid to all shareholders.

(6) Represents the number of common shares of MFFC underlying options granted to Mr. Aidt pursuant to the Stock Option Plan.

(7) Consists of Milton Federal's matching contribution to Mr. Aidt's defined contribution plan account in the amount of $1,323; the $39,894 aggregate value at the date of allocation of 2,616 common shares of MFFC allocated to Mr. Aidt's account pursuant to the ESOP; and the premium of $217 paid by Milton Federal for insurance on the life of Mr. Aidt payable to a beneficiary designated by Mr. Aidt.

(8) Consists of Milton Federal's matching contribution to Mr. Aidt's defined contribution plan account in the amount of $1,153; the $43,322 aggregate value at the date of allocation of 3,209 common shares of MFFC allocated to Mr. Aidt's account pursuant to the ESOP; and the premium of $239 paid by Milton Federal for insurance on the life of Mr. Aidt payable to a beneficiary designated by Mr. Aidt.

(9) Consists of Milton Federal's matching contribution to Mr. Aidt's defined contribution plan account in the amount of $1,032; the $50,678 aggregate value at the date of allocation of 3,218 common shares of MFFC allocated to Mr. Aidt's account pursuant to the ESOP; and the premium of $167 paid by Milton Federal for insurance on the life of Mr. Aidt payable to a beneficiary designated by Mr. Aidt.


STOCK OPTION PLAN

      At the 1995 Annual Meeting of the Shareholders of MFFC, the shareholders approved the Stock Option Plan. The Board of MFFC reserved 257,887 commons shares, which is equal to 10% of the common shares issued in connection with the Conversion, for issuance by MFFC upon the exercise of options to be granted to certain directors, officers and employees of Milton Federal and MFFC from time-to-time under the Stock Option Plan. Options to purchase 225,651 common shares of MFFC have been awarded pursuant to the Stock Option Plan.

      The Stock Option Committee may grant options under the Stock Option Plan at such times as it deems most beneficial to Milton Federal and MFFC on the basis of the individual participant's responsibility, tenure and future potential to Milton Federal and MFFC. Options granted to the officers and employees under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which, if certain conditions are met, permit the optionees to delay the recognition of federal taxable income on the shares received upon the exercise of the options. Options granted under the Stock Option Plan to directors who are not employees of MFFC or Milton Federal will not qualify under the Code and thus will not be ISOs ("Non-qualified Stock Options").

      Each option is exercisable commencing on the first anniversary of the grant of the option with respect to no more than one-fifth of the shares subject to the option on each anniversary of the date of grant of the option. The option exercise price for ISOs and Non-qualified Stock Options is determined by the Committee at the time of option grant. The exercise price for an option, however, must not be less than 100% of the fair market value of the shares on the date of the grant. Moreover, for an employee who owns more than 10% of MFFC's outstanding common shares, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant, and the ISO shall not be exercisable after the expiration of five years from the date it is granted. No stock option will be exercisable after the expiration of ten years from the date of grant.

      An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination for cause, as defined in the Stock Option Plan, will result in the annulment of any outstanding options. The Stock Option Plan provides that in the event of a "change in control," as defined in the Stock Option Plan, all options then outstanding shall become immediately exercisable. A "change in control" includes approval by the shareholders of the execution of an agreement for a merger or acquisition, a change in control as defined under OTS regulations or the acquisition of the beneficial ownership of 25% or more of the voting shares of MFFC by any person or entity.

      The following table sets forth information regarding the number and value of unexercised options held by Mr. Aidt at September 30, 1997:


                     Aggregated Option/SAR Exercises In Last Fiscal Year and 9/30/97 Option/SAR Values
                     ---------------------------------------------------------------------------------
                                                                            Number of
                                                                             Securities              Value of
                                                                            Underlying              Unexercised
                                                                            Unexercised            In-the-Money
                                                                          Options/SARs at         Options/SARs at
                                                                              9/30/97                9/30/97(1)
Name                   Shares Acquired        Value Realized ($)            Exercisable/          Exercisable/
                       on Exercise (#)                                      Unexercisable         Unexercisable
------------------------------------------------------------------------------------------------------------------
Glenn E. Aidt                0                     N/A                      20,630/30,948        $32,183/$48,279

-----------------------------

(1) For purposes of this table, the value of the option was determined by multiplying the number of shares subject to the unexercised option by the difference between the $13.69 exercise price and the fair market value of MFFC's common shares, which was $15.25 on September 30, 1997, based on the closing sales price reported by The Nasdaq Stock Market.



RECOGNITION AND RETENTION PLAN AND TRUST

      At the 1995 Annual Meeting of the Shareholders of MFFC, the shareholders of MFFC approved the RRP. With funds contributed by Milton Federal, the RRP purchased 103,155 shares of MFFC, 74,784 of which were awarded to directors and executive officers of Milton Federal in October 1995.

      The RRP is administered by the RRP Committee. Subject to express provisions of the RRP and to review and acceptance or rejection by the Board of Directors, the RRP Committee determines which directors and employees of Milton Federal are eligible to receive awards of MFFC common shares under the RRP, which eligible persons will be awarded shares under the RRP and the number of shares awarded.

      One-fifth of such shares will be earned and non-forfeitable on each of the first five anniversaries of the date of the awards. Until shares awarded are earned by the participant, such shares will be forfeited in the event that the employment of the employee is terminated. In the event of the death or disability of a participant, however, the participant's shares will be deemed to be earned and nonforfeitable upon such date. In addition, all shares awarded pursuant to the RRP become earned and nonforfeitable if, within one year following a "change in control" of MFFC or Milton Federal, (I) the participant's employment is involuntarily terminated for any reason other than just cause or (ii) a material adverse change occurs in the capacity, conditions or circumstances of the participant's employment. Change of control for such purpose means the acquisition of voting or investment control of 25% or more of the voting securities of MFFC by any person or persons acting as a group.

      RRP shares will be distributed as soon as practicable after they are earned. Each participant granted shares under the RRP will be entitled to the benefit of any dividends or other distributions paid on such shares prior to such shares being earned, although the dividends or other distributions will be retained by the RRP until the shares are earned. All plan shares which have not been earned and distributed will be voted by the Trustees of the RRP, who are currently the members of the RRP Committee.

EMPLOYMENT AGREEMENTS

      Milton Federal entered into an employment agreement with Mr. Aidt effective in November 1994. Such employment agreement provided for an expiration date of November 28, 1997, although the Board of Directors has executed a new agreement with an expiration date of November 28, 1998 (the "Employment Agreement"). A salary and performance review must be conducted by the Board of Directors not less often than annually. The Employment Agreement requires the inclusion of Mr. Aidt in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. The Employment Agreement also provides for vacation and sick leave.

      The Employment Agreement is terminable by Milton Federal at any time. In the event of termination by Milton Federal for "just cause," as defined in the Employment Agreement, Mr. Aidt will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Milton Federal other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Aidt will be entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the end of the term of the Employment Agreement or the date Mr. Aidt becomes employed full-time by another employer, whichever occurs first.

      The Employment Agreement also contains provisions with respect to the occurrence within one year of a "change of control" of (1) the termination of employment for any reason other than just cause, retirement or termination at the end of the term of the agreement, (2) a change in the capacity or circumstances in which Mr. Aidt is employed or (3) a material reduction in Mr. Aidt's responsibilities, authority, compensation or other benefits provided under the Employment Agreement without Mr. Aidt's written consent. In the event of any such occurrence, Mr. Aidt will be entitled to payment of an amount equal to three times his average annual compensation for the three taxable years immediately preceding the termination of employment. In addition, Mr. Aidt will be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which Mr. Aidt is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Aidt may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code. "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of Milton Federal or MFFC, the control of the election of a majority of Milton Federal's or MFFC's directors or the exercise of a controlling influence over the management or policies of Milton Federal or MFFC.


DEFINED BENEFIT PLAN

      Milton Federal sponsors a defined benefit pension plan (the "Pension Plan") covering all employees age 21 or older who have completed at least one year of service to Milton Federal.

      The normal Pension Plan retirement benefit payable upon retirement at or after age 65 is the product of (a) 1%, multiplied by (b) years of service, multiplied by (c) average annual salary for the five consecutive years of highest salary. Employees become 100% vested in the Pension Plan after five years of employment. Participants are automatically 100% vested at 65 years of age regardless of years of service. The Pension Plan also includes provisions for early retirement, disability retirement and a death benefit. The compensation covered by the Pension Plan includes only the employee's basic annual salary, exclusive of bonuses, fees or other special payments.

                               PENSION PLAN TABLE


       High-5               15 Years             20 Years             25 Years             30 Years            35 Years
       Average               Benefit              Benefit              Benefit             Benefit              Benefit
    Compensation             Service              Service              Service             Service              Service
    ------------             -------              -------              -------             -------              -------
       $15,000               $2,300               $3,000               $3,800               $4,500              $5,300
        30,000                4,500                6,000                7,500                9,000              10,500
        45,000                6,800                9,000               11,300               13,500              15,800
        60,000                9,000               12,000               15,000               18,000              21,000
        75,000               11,300               15,000               18,800               22,500              26,300
        90,000               13,500               18,000               22,500               27,000              31,500
       105,000               15,800               21,000               26,300               31,500              36,800
       120,000               18,000               24,000               30,000               36,000              42,000
       135,000               20,300               27,000               33,800               40,500              47,300
       150,000               22,500               30,000               37,500               45,000              52,500


      Milton Federal had no Pension Plan expense for fiscal year 1997 because the Pension Plan was overfunded. Mr. Aidt has eight years of credited service under the Pension Plan. The base salary of Mr. Aidt for 1997 is set forth in the Summary Compensation Table under the "Salary" heading. Benefits under the Pension Plan are computed based on the straight life annuity method and are not subject to deduction for social security or any other offset amount.

DIRECTOR COMPENSATION

      MFFC pays no directors' fees. Effective January 1, 1997, each director of Milton Federal receives a fee of $9,009 per year for service as a director of Milton Federal. Each non-employee director also receives $125 per hour for attending committee meetings.

      In October 1993, Milton Federal instituted a deferred compensation program for its directors pursuant to which the directors may defer payment of their directors' fees. Under an agreement between each of six of the directors and Milton Federal, such fees are credited to an account for the director. The amount credited bears interest at a rate determined by the Board of Directors, currently an annual rate of seven percent. The deferred amounts plus interest will be paid from the general assets of Milton Federal to the director at the time of his termination of board service. If the director dies while serving as a director of Milton Federal, an annual payment will be made for five years to the director's beneficiary. Such death benefit payments will total the amount which would have accrued to the director's account assuming deferral of $7,000 per year until age 70. The plan may be amended or terminated by Milton Federal at any time.

      Milton Federal has purchased insurance contracts on the lives of the participants in the deferred compensation plan and named Milton Federal as the beneficiary. While the insurance contracts are not committed to fund the deferred compensation plan and the plan is an unsecured obligation of Milton Federal, management currently intends to use the insurance for such purpose.

      The directors of MFFC are also eligible for awards under the Stock Option Plan and the RRP. During fiscal year 1997, no awards were granted under the Stock Option Plan and the RRP.

COMPENSATION COMMITTEE REPORT

      As a unitary savings and loan holding company, the business of MFFC consists principally of holding the stock of Milton Federal. The functions of the executive officers of MFFC, who are also executive officers of Milton Federal, pertain primarily to the operations of Milton Federal. The executive officers receive their compensation, therefore, from Milton Federal, rather than from MFFC. The Compensation Committee of the Milton Federal Board of Directors (the "Committee") has furnished the following report concerning executive compensation.

PROCESS FOR DETERMINING COMPENSATION

      MFFC has not paid any cash compensation to its executive officers since its formation. All executive officers of MFFC also currently hold positions with Milton Federal and receive cash compensation from Milton Federal.

      The compensation levels of the executive officers, including the Chief Executive Officer/ President (the "CEO"), are reviewed each year by the Committee. The Committee reviews independent surveys of compensation of officers in the thrift industry. In addition, it assesses each executive officer's contribution to MFFC and Milton Federal, the skills and experiences required by such officer's position and the potential of the officer to contribute to MFFC and Milton Federal in the future. Based on the foregoing assessment, the Committee makes recommendations to the full Board of Directors of Milton Federal. The Board of Directors reviews such recommendations and makes final determinations with respect to the compensation of the executive officers, except that directors who are also executive officers do not participate in discussions regarding their own respective compensation.

COMPENSATION POLICIES

      The Committee's executive compensation policies are designed to provide competitive levels of compensation that will assist Milton Federal and MFFC in attracting and retaining qualified executives and that will also integrate compensation with the short- and long-term performance goals of Milton Federal and MFFC and reward individual performance, initiative and achievements. The cash compensation program for executive officers consists of the following three elements: a base salary, an officer incentive bonus and a bonus to all employees. The executive officers of Milton Federal are also eligible for discretionary awards under the Stock Option Plan and the RRP. The combination of base salary, bonus and stock benefit plan awards is designed to relate total compensation levels to the performance of Milton Federal and MFFC and each individual executive officer's contribution thereto.

      The objectives of the discretionary officer cash bonuses are to motivate and reward the executive officers in connection with the accomplishment of annual objectives of Milton Federal and MFFC, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. For executive officers of Milton Federal and MFFC, including the CEO, bonuses are determined as a percentage of annual base salary, which percentage is calculated utilizing a corporate goal factor and an individual performance factor. The corporate goal factor is based upon the achievement of certain levels of profitability of MFFC and Milton Federal. The performance factor is based upon the particular executive officer's performance measured by the attainment of individual and corporate goals during the preceding year.

      No stock option awards or RRP awards were considered during fiscal year 1997.

DETERMINATION OF CEO'S COMPENSATION

      The Committee determined the compensation of the CEO in fiscal year 1997 pursuant to the policies described above for executive officers. The corporate profitability measurements considered were net income, return on assets and return on equity. Additional corporate goals considered were the implementation of stock repurchases, the implementation of a strategic plan and the successful completion of the fiscal 1997 Business Plan. The individual goals considered were related to the CEO's efforts in Milton Federal's achieving certain regulatory ratings, the development of branching strategies, the development of a plan to utilize excess capital, community involvement and industry involvement.

Submitted by the Compensation Committee of Milton Federal's Board of Directors:

Robert E. Hine, Chairman
David R. Hayes
Kenneth J. Faze
Christopher S. Long

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      MFFC pays no cash compensation to officers or employees of MFFC or Milton Federal and therefore has no compensation committee. The Board of Directors does, however, have a Stock Option Committee, whose members are Messrs. Faze, Long, Hayes and Hine. Mr. Hine is Vice Chairman of both companies.

      The Board of Directors of Milton Federal has a Compensation Committee, the members of which are Messrs. Hine, Faze, Hayes and Long. The Board of Directors of Milton Federal also has an RRP Committee, composed of Messrs. Faze, Long, Hayes and Hine, which determines RRP awards and administers the RRP. During fiscal year 1997, there were no other reportable relationships between the members of the aforementioned committees and MFFC or Milton Federal.

PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in MFFC's cumulative total shareholder return against the cumulative return of a broad index of The Nasdaq National Market and an index of savings associations with assets of less than $250 million for the period from October 7, 1994, the date on which trading of MFFC's shares commenced, and September 30, 1997. The graph assumes the investment of $100 on October 7, 1994. Cumulative total shareholder return is measured by dividing (I) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of MFFC's common shares at the end and at the beginning of the measurement period; by (ii) the price of MFFC's common shares at the beginning of the measurement period.


CERTAIN TRANSACTIONS WITH MFFC

      During the fiscal year ended September 30, 1997, certain directors of MFFC had loans from Milton Federal with balances in excess of $60,000. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

SELECTION OF AUDITORS

      The Board of Directors has selected Crowe Chizek as the auditors of MFFC and Milton Federal for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

      Any proposals of shareholders intended to be included in MFFC's proxy statement for the 1999 Annual Meeting of Shareholders should be sent to MFFC by certified mail and must be received by MFFC not later than August 25, 1998.

      Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.



                                        By Order of the Board of Directors




December 12, 1997                       E. Lynn App, Secretary

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                      MILTON FEDERAL FINANCIAL CORPORATION


                      By _______________________________
                         Glenn E. Aidt
                         President
                         (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been duly signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



By  ____________________________       By  ________________________________
    Glenn E. Aidt                              Thomas P. Eyer
    President and Director                     Treasurer
                                               (Principal Financial Officer)

Date ___________________________       Date _______________________________



By  ____________________________       By  ________________________________
     E. Lynn App                               Kenneth J. Faze, M.D.
     Director                                  Director

Date ___________________________       Date _______________________________



By  ____________________________       By  ________________________________
     David R. Hayes, D.V.M.                    Robert E. Hine
     Director                                  Director/Vice Chairman

Date ___________________________       Date _______________________________



By  ____________________________       By  ________________________________
     Christopher S. Long                       Cletus G. Minnich, Jr.
     Director                                  Director/Chairman

Date ___________________________       Date _______________________________

                                REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                      MILTON FEDERAL FINANCIAL CORPORATION
            THE MILTON FEDERAL FINANCIAL CORPORATION ANNUAL MEETING
                                OF SHAREHOLDERS
                                JANUARY 21, 1998

     The undersigned shareholder of Milton Federal Financial Corporation ("MFFC") hereby constitutes and appoints Kenneth J. Faze and David R. Hayes, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of MFFC to be held at 25 Lowry Drive, West Milton, Ohio on January 21, 1998, at 2:00 p.m. (the "Annual Meeting"), all of the shares of MFFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.   The election of four directors:

     [ ]  FOR all nominees              [ ]  WITHHOLD authority to
          listed below                       vote for all nominees
          (except as marked to the           listed below:
               contrary below):

                              E. Lynn App
                              Robert E. Hine
                              Christopher S. Long
                              Cletus G. Minnich, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

--------------------------------------------------------------------------------

2. The ratification of the selection of Crowe, Chizek and Company as the auditors of MFFC for the current fiscal year.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

3. In their discretion, upon such business as may properly come before the Annual Meeting.
IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Shareholders of MFFC and of the accompanying Proxy Statement is hereby acknowledged.

     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

-----------------------------------     -----------------------------------
Signature                               Signature


-----------------------------------     -----------------------------------
Print or Type Name                      Print or Type Name


Dated:                                  Dated:
      -----------------------------           ------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MFFC. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.